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                                                                    Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 31, 1997, by and between Intersound, Inc., a Minnesota corporation ("Intersound") and PLATINUM ENTERTAINMENT, INC., a Delaware corporation (the "Company").

     WHEREAS, concurrent with the execution hereof, River North Studios, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("RNS"), is acquiring substantially all of the assets and business of Intersound pursuant to that certain Asset Purchase Agreement, dated November 13, 1996, by and between RNS and Intersound, as amended on January 31, 1997 (the "Purchase Agreement");

     WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Intersound is receiving $5,000,000 in the form of a convertible promissory note issued by the Company (the "Convertible Note") which are convertible into shares of common stock, $.001 par value per share, of the Company (the "Common Stock"); and

     WHEREAS, in order to induce Intersound to consummate the transactions contemplated by the Purchase Agreement, the Company has agreed to grant it with certain registration rights of the Common Stock, upon conversion of the Convertible Note, on the terms and conditions set forth herein.

     NOW, THEREFORE, upon the premises and the mutual promises herein contained, and for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement the following initially capitalized terms shall have the following meanings:

     PERSON: An individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, business, governmental agency or governmental or political subdivision thereof.

     REGISTRABLE SECURITIES: The Common Stock and any stock or other securities into which such Common Stock shall have hereafter been changed, converted or exchanged by Intersound in connection with the conversion of the Convertible Note; PROVIDED, HOWEVER, that any such securities shall cease to be Registrable Securities with respect to a proposed offer or sale thereof (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement (ii) to the extent that such securities, in the opinion of counsel to Intersound are permitted to be distributed pursuant to Rule 144 or
(iii) they shall have ceased to be outstanding.

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     REGISTRATION EXPENSES:  As defined in Section 2.8 of this Agreement.

     RULE 144: Rule 144 promulgated under the Securities Act, or any successor rule to similar effect.

     SEC:  The United States Securities and Exchange Commission.

     SECURITIES ACT: The Securities Act of 1933, as amended, or any successor statute.

     TERMINATION DATE: The date which is the earlier of (i) the fifth anniversary of the date hereof and (ii) the date Intersound no longer hold any Registrable Securities.

     2.   REGISTRATION UNDER SECURITIES ACT.

     2.1  DEMAND REGISTRATION.

          a. REQUEST. Subject to the terms of this Agreement, Intersound may request, in writing, registration of all or part of its Registrable Securities by the Company under the Securities Act, specifying the number of Registrable Securities to be registered and the intended method of disposition thereof. Upon receipt of such written request, the Company will use all commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by Intersound; provided, however, Intersound shall not be entitled to have its Registrable Securities registered pursuant to this Section 2.1(a) if it has previously had the opportunity to exercise its right to incidental registration under Section 2.2, in which case all rights under this Section 2.1(a) shall be deemed terminated and of no further force and effect.

          b. REGISTRATION OF OTHER SECURITIES. Whenever the Company shall effect a registration pursuant to this Section 2.1, securities other than Registrable Securities may be included among the securities covered by such registration without restriction, subject to the terms of Section 2.1(f) below.

          c.   REGISTRATION STATEMENT FORM.  Registrations under this Section
2.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for registration.

          d. EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected and will not be considered one of the two demand registrations which may be requested by Intersound hereunder (i) unless a registration statement with respect thereto has become effective, or (ii) if, after it has become effective, it does not remain effective and available to Intersound for resale for a period of at least 45 days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 45 day period) or such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and has not thereafter become effective.

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          e.   NUMBER OF DEMAND REGISTRATIONS; OTHER LIMITATIONS.  Intersound's
rights under Section 2.1 shall have the following limitations:

               (i) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to effect more than one demand registrations pursuant to Section 2.1 of this Agreement, without regard to any subsequent transfer of any Registrable Securities by Intersound;

               (ii) The Company shall not be required to effect any demand registration under this Section 2.1 prior to the first anniversary of the date hereof;

               (iii) The Company shall not be required to effect any demand registration under this Section 2.1 after the Termination Date; and

               (iv) The provisions set forth in Section 2.6.

          f. INCIDENTAL COMPANY REGISTRATION. If Intersound makes a request for a registration pursuant to Section 2.1(a), the Company may determine to include securities of the same class sought to be registered by Intersound for sale for the Company's own account or the account of other shareholders of the Company by giving written notice thereof to Intersound. If the registration referred to in Section 2.1(a) is to be an underwritten registration and the managing underwriter(s) advise the Company (or the other shareholders participating therein) in writing that in their good faith opinion such offering would be adversely affected by the inclusion therein of the total number of Registrable Securities requested to be included therein by Intersound, the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account ("Company Securities"), (2) second, up to the full number of securities proposed to be registered for the account of the shareholders (other than Intersound) on behalf of whom registration may have initially been requested and who are entitled to a priority in such case, and
(3) the securities requested to be registered by Intersound and any other shareholders entitled to participate in the registration, drawn from them pro rata based on the number each has requested to be included in such registration; provided, however, (A) if less than all of the Registrable Securities desired by Intersound to be registered are included in the undewritten registration, such registration shall not be considered the one demand right provided to Intersound pursuant to this Section 2.1 and (B) if greater than 50% of the Registrable Securities desired by Intersound to be registered are included in the undewritten registration, such registration shall be considered one of the five incidental registration rights provided to Intersound pursuant to Section 2.2 below.

     2.2  INCIDENTAL REGISTRATION RIGHTS.

          a. RIGHT TO INCLUDE THE REGISTRABLE SECURITIES. If the Company, at any time before the Termination Date, proposes to register securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Forms S-4 or S-8 and any successor or similar forms) whether for sale for its own account or pursuant to another demand for registration granted any other party, it will give prompt written notice each such time to Intersound of its intention to do so and of Intersound's rights under this Section 2.2. Upon the written request of Intersound (specifying the Registrable Securities intended to be disposed of and

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the intended method of disposition thereof), made within 15 business days after the receipt of any such notice (10 business days if the Company gives telephonic notice to Intersound with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date) (which request shall specify the Registrable Securities to be disposed of by Intersound), the Company will include in its proposed registration the Registrable Securities specified in any such request, subject to the priorities set forth in Section 2.2(b) below. If the Company thereafter determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to Intersound and, thereupon, (i) in the case of a determination not to register, shall be relieved of the obligation to register such Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights (if any) of Intersound to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registration of such other securities.

          b. PRIORITY IN INCIDENTAL REGISTRATION RIGHTS IN CONNECTION WITH REGISTRATIONS FOR COMPANY ACCOUNT. If the registration referred to in Section 2.2(a) is to be an underwritten registration and the managing underwriter(s) advise the Company (or the other shareholders participating therein) in writing that in their good faith opinion such offering would be adversely affected by the inclusion therein of the total number of Registrable Securities requested to be included therein by Intersound, the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account ("Company Securities"), (2) second, up to the full number of securities proposed to be registered for the account of the shareholders (other than Intersound) on behalf of whom registration may have initially been requested and who are entitled to a priority in such case, and (3) the securities requested to be registered by Intersound and any other shareholders entitled to participate in the registration, drawn from them pro rata based on the number each has requested to be included in such registration.

          c. LIMITATIONS; EXCEPTIONS. The Company shall not be required to effect any registration of Registrable Securities under this Section 2.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans.

          d. NUMBER OF INCIDENTAL REGISTRATIONS; EFFECTIVE REGISTRATION STATEMENT. Intersound may exercise its right to incidental registration under this Section 2.2 five times during the term of this Agreement; provided, however, each time Intersound has exercised its rights under Section 2.1(a), such demand shall also count towards an incidental registration pursuant to this
Section 2.2(d). A registration requested pursuant to this Section 2.2 shall not be deemed to have been effected and will not be considered one of the incidental registrations which may be requested by Intersound (i) unless a registration statement with respect thereto has become effective, or (ii) if, after it has become effective, it does not remain effective and available to Intersound for resale for a period of at least 45 days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 45-day period) or such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and has not thereafter become effective.


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     2.3  REGISTRATION PROCEDURES.  Whenever Intersound has requested that any
Registrable Securities be registered pursuant to this Agreement, the Company will use all commercially reasonable efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will:

          a. prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective.

          b. prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith, which prospectus(es) are to be filed pursuant to Rule 424 under the Securities Act, as may be necessary to keep such registration statement effective for a period of 45 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;

          c. furnish to Intersound, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus), and such other documents (including customary legal opinions, comfort letters and officers' certificates) as Intersound or an underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities (the Company consents to the use of such prospectus or any amendment or supplement thereto by Intersound and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto); and furnish to Intersound and each managing underwriter, without charge, at least one conformed copy of the registration statement or statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          d. use all commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Intersound reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to (i) keep such registration or qualification effective during the forty-five (45) day period such registration statement is required to be kept effective hereunder and (ii) enable Intersound to consummate the disposition in such jurisdictions of the Registrable Securities owned by Intersound (provided that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

          e. notify Intersound and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing
(i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for

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additional information, (iii) of the happening of any event as a result of which a registration statement or the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Intersound, the Company will prepare a supplement or amendment to such registration statement or prospectus so that such registration statement or prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

          f. cause all such Registrable Securities to be listed on each securities exchange and inter-dealer quotation system on which similar securities issued by the Company are then listed and pay all fees and expenses in connection therewith;

          g. provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          h. take all such other actions as Intersound or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, (i) preparing and arranging for the timely delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends unless required by applicable law and (ii) enabling such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          i. advise Intersound promptly after it shall receive notice or obtain knowledge thereof, of (i) the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purposes and will promptly use all commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, or (ii) the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and will promptly use all commercially reasonable efforts to prevent such suspension or have such suspension lifted if it should be effected;

          j. if requested by the managing underwriters or Intersound, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and Intersound agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by a shareholder or any underwriter of such Registrable Securities;

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          k.   use all commercially reasonable efforts to cause the Registrable
Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities; and

          l. otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwriting offering and (ii) beginning with the first day of the Company's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a registration statement, which statements shall cover said 12-month periods.

     Intersound shall furnish to the Company in writing such information relating to such Person as the Company may reasonably request in writing in connection with the preparation of such registration statement and each such Person agrees to notify the Company as promptly as practicable of any inaccuracy or change in information it has previously furnished to the Company or of the happening of any event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Person or the distribution of such Registrable Securities or omits to state any material fact regarding such Person or the distribution of such Registrable Securities required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and to promptly furnish to the Company any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to such Person or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Intersound agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(e) (ii),
(iii), (iv) or (v) or Section 2.3(i) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until such holder's receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such person's possession, of the prospectus covering the Registrable Securities current at the time of receipt of such notice. In addition, Intersound shall enter into and perform its obligations pursuant to any underwriting agreement to be entered into with respect to a registration that includes Registrable Securities.

     2.4  UNDERWRITTEN OFFERINGS.

          a. GENERAL. If any registration hereunder is underwritten, the Company shall have the right to select the underwriter.

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          b.   UNDERWRITTEN OFFERINGS.  If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by
Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by Intersound as provided in
Section 2.2 and subject to the provisions of Section 2.2(b), use all commercially reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by Intersound among the securities to be distributed by underwriters. Intersound shall be party to the underwriting agreement between the Company and such underwriters and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Intersound. Intersound further agrees that in the event the Company proposes to register its securities under the Securities Act, whether pursuant to Section 2.1 or 2.2 above or otherwise, and such securities are to be distributed through one or more underwriters, Intersound agrees to be a party to any lock-up or similar agreement (prohibiting the sale of such securities for a period of time before and/or after the offering) which is entered into by the other selling shareholders in connection with such offering, regardless of whether or not Intersound is registering or selling its Registrable Securities in connection with such underwritten offering; provided, however, any such lock-up period shall not extend longer than 90 days from the date such offering is consummated.

     2.5 REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give Intersound and its counsel and accountants such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

     2.6 LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS. The obligations of the Company hereunder to cause the Registrable Securities to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

          a. The Company shall not be obligated to file or keep effective any registration statement pursuant to Section 2.1 hereof at any time if the Company would be required to include financial statements audited as of any date other than the end of its fiscal year.

          b. The Company, by act of its Board of Directors, shall be entitled to postpone for a reasonable period of time (but not exceeding 180 days) the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2.1 if the Board of Directors of the Company determines, in the good faith exercise of its reasonable judgment, that (i) the Company is in possession of material information that has not been disclosed to the public and the Board of Directors of the Company reasonably deems it to be advisable not to disclose such information at such time in a registration statement or (ii) such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company and/or its subsidiaries or affiliates, taken as a whole, and, in any such case, the Company promptly gives Intersound written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, Intersound shall have the right

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to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which Intersound is entitled pursuant to Section 2.1 hereof.

     2.7  INDEMNIFICATION.

          a. INDEMNIFICATION BY THE COMPANY. In the event of any registration of any Registrable Securities under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, Intersound and each other Person, if any, who controls Intersound within the meaning of the Securities Act, against any and all judgments, fines, penalties, charges, costs, amounts paid in settlement, losses, claims, damages, liabilities, expenses, or attorney fees, joint or several, incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which they or any of them may become subject under the Securities Act or any other statute or common law, insofar as any such Indemnified Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such securities or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under blue sky or other securities laws of jurisdictions in which the Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus and the Company has previously furnished copies thereof to Intersound and the underwriters), or contained in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not apply to such Indemnified Damages to a particular Person to be indemnified hereunder arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Person stating that it is for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, any such amendment or supplement thereto or any Blue Sky Filing.

          b. INDEMNIFICATION BY INTERSOUND. The Company may require, as a condition to including the Registrable Securities of Intersound in any registration statement filed pursuant to Section 2.1 or 2.2, that the Company shall have received an undertaking satisfactory to it from Intersound to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.7) the Company, its officers and directors and each officer of the

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Company and each other Person, if any, who controls the Company within the meaning of the Securities Act with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information Intersound furnished to the Company through an instrument duly executed by him specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by Intersound.

          c. NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, PROVIDED that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.
In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party apprised at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, PROVIDED, HOWEVER, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

          d.   INDEMNIFICATION PAYMENTS.  The indemnification required by this
Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

          e.   CONTRIBUTION.  If the indemnification provided for in this
Section 2.7 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any Indemnified Damages, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate Indemnified Damages, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party (taking into account, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the indemnifying party or the indemnified party) with respect to the statements or omissions which resulted in such Indemnified Damages, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of Intersound to contribute as provided in this subparagraph (e) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

          f. OTHER RIGHTS; LIABILITIES. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

     2.8 REGISTRATION EXPENSES. The Company will pay all Registration Expenses (as defined below) in connection with the demand for registration of Registrable Securities requested under Section 2.1. In a registration of Registrable Securities under Section 2.2, the Company will pay all Registration Expenses, other than (i) counsel's fees and expenses for Intersound and (ii) the fees and expenses of any other Person retained by Intersound. "Registration Expenses" include all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, including fees with respect to filings required to be made with the National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or blue sky laws, including, without limitation, reasonable fees and disbursements of counsel for the underwriters, all word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel of the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters fees and disbursements (excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses"). Except as otherwise provided above, the Company will also pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

     2.9 CERTAIN RIGHTS OF STOCKHOLDERS IF NAMED IN A REGISTRATION STATEMENT. If any statement contained in a registration statement under the Securities Act refers to Intersound by name or otherwise as the holder of any securities of the Company, then Intersound shall have the right to require the insertion therein of language, in form and substance reasonably satisfactory to it and the Company, to the effect that its holdings do not necessarily make it a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation of the investment quality of the Company's securities covered thereby.

     3. RULE 144. The Company shall take all reasonable actions and file all such information, documents and reports as shall be required to enable Intersound to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     4. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. The Company may not assign its obligations hereunder. Except as set forth in Section 5(j) hereof, Intersound may not assign its rights hereunder or otherwise provide to any third party the benefits granted to Intersound hereunder without the prior written consent of the Company, which consent may be granted or withheld at the Company's sole discretion.

     5.   MISCELLANEOUS.

          a. SEVERABILITY. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

          b. FURTHER ASSURANCES. Subject to the specific terms of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

          c. WAIVERS, ETC. No failure or delay on the part of either party hereto (or the intended third party beneficiaries referred to herein) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          d. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The section headings contained in this Agreement are solely for the purpose of reference, and shall not in any way affect the meaning or interpretation of this Agreement.

          e. COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

          f. NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by facsimile or sent by registered mail, postage prepaid as follows:

               if to the Company, to:

               Platinum Entertainment, Inc.
               2001 Butterfield Road, Suite 1400
               Downers Grove, IL  60515
               Attention:  Steven Devick
               Telecopy No.: (630) 769-0049

               with a copy to:

               Katten Muchin & Zavis
               525 West Monroe Street
               Suite 1600
               Chicago, IL  60661-3693
               Attention:  Matthew S. Brown
               Telecopy No. (312) 902-1061

               if to Intersound, to:

               Intersound, Inc.
               Hembre Crest Center
               11810 Wills Road
               P.O. Box 1724
               Roswell, Georgia  30077-1724
               Attention:  Don Johnson
               Telecopy No.:  (770) 664-7316

               Kaplan, Strangis and Kaplan, P.A.
               5500 Norwest Center
               90 South Seventh Street
               Minneapolis, Minnesota 55402
               Attention:  Robert T. York
               Telecopy No.:  (612) 375-1143

Notice given by facsimile shall be deemed delivered on the business day after it is received by the recipient. Notice given by mail as set out above shall be deemed delivered five (5) calendar days after the date the same is mailed.

          g. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

          h. AMENDMENTS. This Agreement may be amended only by a written agreement signed by the Company and Intersound.

          i. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

          j. TRANSFER. The parties hereto agree that, prior to any registration of Registrable Securities, the Registrable Securities may be assigned, at no cost, (provided such assignment complies in all respects with all applicable laws, including, without limitation, the Securities Act of 1933, as amended), by Intersound on the same assignment terms as those set forth in the Convertible Note. It is the intention of the parties that upon conversion of the Convertible Note, each holder thereof of the underlying Registrable Securities issued upon such conversion of the Convertible Note will have all of the rights, and be subject to all of the obligations, hereunder; PROVIDED, HOWEVER, in no event will more than 15 Persons hold Registrable Securities hereunder at any time. Notwithstanding the preceding sentence or anything to the contrary contained herein, in order for any rights under Section 2.1 above to be exercised, all holders of Registrable Securities must act as a group and, therefore, one holder of Registrable Securities may not exercise any such rights herein, individually, without the consent of, and joining of, ALL of the other holders of Registrable Securities.

          k. ATTORNEY'S FEES. In the event a court of competent jurisdiction determines that one party has breached the terms of this Agreement (the "Breaching Party"), and the other party has not breached any terms of this Agreement (the "Non-Breaching Party"), the Breaching Party shall be liable for paying the reasonable attorney's fees incurred by the Non-Breaching Party in enforcing the terms of this Agreement which is the subject matter of such breach.

     IN WITNESS WHEREOF, the Company and Intersound have caused this Agreement to be duly executed as of the date first above written.

                              Platinum Entertainment, Inc.


                              By:  /s/ Steven Devick
                                   --------------------------------------------
                              Its: President
                                   --------------------------------------------

                              Intersound, Inc.


                              By:  /s/ D. Johnson
                                   --------------------------------------------
                              Its: President
                                   --------------------------------------------